INDIVIDUAL CUSTODIAN AGREEMENT



     THIS INDIVIDUAL CUSTODIAN AGREEMENT ("Agreement") dated as of the 25th day of September 2001 by and between Nottingham Investment Trust II (the "Trust"), an unincorporated business trust duly organized under the laws of the State of Massachusetts and First Union National Bank (the "Bank").

                                   WITNESSETH:

     WHEREAS, The Nottingham Management Company (the "Administrator") serves as administrator for the Trust;

     WHEREAS, the Administrator in its capacity as administrator, and on behalf of the Trust, appointed the Bank to act as custodian for the Trust pursuant to a certain Master Custodian Agreement between the Administrator and the Bank;

     WHEREAS, under the terms of the Master Custodian Agreement, the Trust and the Bank must execute this Agreement to acknowledge and confirm the terms and conditions of the Bank acting as Custodian for the Trust; and

     WHEREAS, the Bank is qualified and authorized to act as Custodian for the Trust and the separate series thereof as listed on Schedule 1, attached hereto and made a part hereof (each a Fund and collectively, the Funds), and is willing to act in such capacity upon the terms and conditions herein set forth;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have meanings herein specified unless the context otherwise requires.

CUSTODIAN: The term Custodian shall mean the Bank in its capacity as Custodian under this Agreement.

DEPOSITORY: The term Depository means any depository service which acts as a system for the central handling of securities where all securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred by bookkeeping entry without physical delivery.

MASTER AGREEMENT: The term Master Agreement means that certain Master Custodian Agreement, dated June 22, 2001, between the Administrator and the Bank, the terms and conditions of with are hereby incorporated herein by reference.

PROPER INSTRUCTIONS: For purposes of this Agreement, the Custodian shall be deemed to have received Proper Instructions upon receipt of written (including instructions received by means of computer terminals of facsimile transmissions), telephone or telegraphic instructions from a person or persons authorized from time to time by the Trustees of the Trust to give the particular class of instructions. Telephone or telegraphic instructions shall be confirmed in writing by such persons as said Trustees shall have from time to time

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authorized  to give  the  particular  class of  instructions  in  question.  The
Custodian may act upon telephone or telegraphic instructions without awaiting receipt of written confirmation, and shall not be liable for the Trust's failure to confirm such instructions in writing.

SECURITIES: The term Securities means stocks, bonds, rights, warrants and all other negotiable or non-negotiable paper issued in certificated or book-entry form commonly known as Securities in banking custom or practice.

SHAREHOLDERS: The term Shareholders shall mean the registered owners from time to time of the Shares of the Trust in accordance with the registry records maintained by the Trust or agents on its behalf.

SECTION 2. The Trust hereby acknowledges and confirms the appointment of the Custodian as Custodian of the Trust's cash, securities and other property, to be held by the Custodian as provided in the Master Agreement and as provided in this Agreement. The Custodian hereby accepts such appointment subject to the terms and conditions as stated in the Master Agreement and as hereinafter provided. The Bank shall, upon receipt of Proper Instructions, establish and maintain a segregated custodial account or accounts for and on behalf of the Trust on the books and records of the Bank to hold the Securities of the Trust deposited with, transferred to or collected by the Bank for the account of each Fund of the Trust, and a separate cash account to which the Bank shall credit monies received by the Bank for the account of or from each Fund of the Trust. Such cash shall be segregated from the assets of others and shall be and remain the sole property of the Trust.

SECTION 3. The Trust shall from time to time file with the Custodian a certified copy of each resolution of its Board of Trustees authorizing the person or persons to give Proper Instructions and specifying the class of instructions that may be given by each person to the Custodian under this Agreement, together with certified signatures of such persons authorized to sign, which shall constitute conclusive evidence of the authority of the officers and signatories designated therein to act, and shall be considered in full force and effect with the Custodian fully protected in acting in reliance thereon until it receives written notice to the contrary; provided, however, that if the certifying officer is authorized to give Proper Instructions, the certification shall be also signed by a second officer of the Trust. The Trust shall also supply the funds' most recent prospectus including all amendments and supplements thereto (the "Prospectus").

SECTION 4. The Trust will cause to be deposited with the Custodian hereunder the applicable net asset value of Shares sold from time to time whether representing initial issue, other stock or reinvestments of dividends and/or distributions payable to Shareholders.

SECTION 5. The Bank, acting as agent for the Trust, is authorized, directed and instructed subject to the further provisions of this Agreement.

          (a)  to hold Securities issued only in bearer form;

          (b) to register in the name of the nominee of the Bank, the Bank's Depositories, or sub-custodians, (i) Securities issued only in registered form, and (ii) Securities issued in both bearer and
               registered  form,  which  are  freely   interchangeable   without
               penalty;

          (c) to deposit any securities which are eligible for deposit (i) with any domestic or foreign Depository on such terms and conditions as such Depository may require, including provisions for limitation or exclusion of liability on the part of the Depository; and (ii) with any sub-custodian which the Bank uses, including any subsidiary or affiliate of the Bank;

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          (d)  (i)  to credit for the account of the Trust all proceeds received and payable on or in respect of the assets maintained hereunder.

               (ii) to debit the account of the Trust for the cost of  acquiring
                    Securities the Bank has received for the Trust, against delivery of such Securities to the Bank,

               (iii)to present  for  payment  Securities  and other  obligations
                    (including   coupons)   upon   maturity,   when  called  for
                    redemption, and when income payments are due, and

               (iv) to  make  exchanges  of  Securities  which,  in  the  Bank's
                    opinion,   are  purely  ministerial  as,  for  example,  the
                    exchange of Securities in temporary form for Securities in definitive form or the mandatory exchange of certificates;

          (e) to forward to the Trust, and/or any other person designated by the Trust, all proxies and proxy materials received by the Bank in connection with Securities held in the Trust's account, which have been registered in the name of the Bank's nominee, or are being held by any Depository, or sub-custodian, on behalf of the Bank;

          (f) to sell any fractional interest of any Securities which the Bank has received resulting from any stock dividend, stock split, distribution, exchange, conversion or similar activity;

          (g) to release the Trust's name, address and aggregate share position to the issuers of any domestic Securities held in the account of the Trust;

          (h) to endorse and collect all checks, drafts or other orders for the payment of money received by the Bank for the account of or from the Trust;

          (i) at the direction of the Trust, to enroll designated Securities belonging to the Trust and held hereunder in a program for the automatic reinvestment of all income and capital gains distributions on those Securities in new shares (an Automatic Reinvestment Program), or instruct any Depository holding such Securities to enroll those Securities in an Automatic Reinvestment Program;

          (j) at the direction of the Trust, to receive, deliver and transfer Securities and make payments and collections of monies in connection therewith, enter purchase and sale orders and perform any other acts incidental or necessary to the performance of the above acts with brokers, dealers or similar agents selected by the Trust, including any broker, dealer or similar agent affiliated with the Bank, for the account and risk of the Trust in accordance with accepted industry practice in the relevant market, provided, however, if it is determined that any certificated Securities transferred to a Depository or sub-custodian, the Bank, or the Bank's nominee, the Bank's sole responsibility for such Securities under this Agreement shall be to safekeep the Securities in accordance with Section 11 hereof; and

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

          (k) to notify the Trust and/or any other person designated by the Trust upon receipt of notice by the Bank of any call for redemption, tender offer, subscription rights, merger, consolidation, reorganization or recapitalization which (i) appears in nationally recognized publications or services to which the Bank subscribes, (ii) requires the Bank to act in response thereto, and (iii) pertain to Securities belonging to the Trust and held hereunder which have been registered in the name of the Bank's nominee or are being held by a Depository or sub-custodian on behalf of the Bank. Notwithstanding anything contained herein to the contrary, the Trust shall have the sole responsibility for monitoring the applicable dates on which Securities with put option features must be exercised. All solicitation fees payable to the Bank as agent in connection herewith will be retained by the Bank unless expressly agreed to the contrary in writing by the Bank.

          (l) to retain shares with respect to tender offers for under 5% of the outstanding shares at less than 99% of current market value, without obligation of providing notice of such offers.

Notwithstanding anything in this Section to the contrary, the Bank is authorized to hold Securities for the Trust which have transfer limitations imposed upon them by the Securities Act of 1993, as amended, or represent shares of mutual funds (i) in the name of the Trust, (ii) in the name of the Bank's nominee, or
(iii) with any Depository or sub-custodian.

SECTION 6. The Custodian's compensation shall be as set forth in the Master Agreement. It is understood and agreed that the Administrator shall be responsible for paying the Custodian's monthly fees as outlined in Exhibit B of the Master Agreement out of the Administrator's compensation under that certain Amended and Restated Fund Accounting and Compliance Administration Agreement, dated March 19, 2001, between the Administrator and the Trust. Notwithstanding the foregoing, however, the Trust shall be responsible for paying the Custodian, directly, out-of pocket expenses, including but not limited to all costs associated with the conversion of the Trust's securities hereunder and the transfer of Securities and records kept in connection with this Agreement, all expenses and taxes payable with respect to the Securities in the account of the Trust including, without limitation, commission charges on purchases and sales and the amount of any loss or liability for stockholders assessments or otherwise, claimed or asserted against the bank or against the Bank's nominee by reason of any registration hereunder; and expenses of third parties providing services to the Fund (other than services of third parties as are already compensated as described in this Agreement), including services of legal counsel and independent accountants, appraisers, and brokers.

SECTION 7. In connection with its functions under this Agreement, the Custodian shall:

          (a) render to the Trust a daily report of all monies received or paid on behalf of the Trust; and

          (b) furnish to the Trust a periodic statement of the Trust's account(s) holdings; and

          (c) create, maintain and retain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust with respect to said Custodian's activities in accordance with generally accepted accounting principles. All records maintained by the Custodian in connection with the performance of its duties under this Agreement will remain the property of the Trust and in the event of termination of this Agreement will be relinquished to the Trust.

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

SECTION 8. Any Securities deposited with any Depository or with any sub-custodian will be represented in accounts in the name of the Bank, which include only property held by the Bank as Custodian for customers in which the Bank acts in a fiduciary or agency capacity.

Should any Securities which are forwarded to the Bank by the Trust, and which are subsequently deposited to the Bank's account in any Depository or with any sub-custodian, or which the Trust may arrange to deposit in the Bank's account in any Depository or with any sub-custodian, not be deemed acceptable for deposit by such Depository or sub-custodian, for any reason, and as a result thereof there is a short position in the account of the Bank with the Depository for such Security, the Trust agrees to furnish the Bank immediately with like Securities in acceptable form.

The Bank may refuse to accept securities and other property registered in the Trust's name or in any other name than that of a nominee described in Section 5(b). If the Bank accepts these securities or other property, the Bank will not be responsible for collecting income or principal or for any other action the Bank customarily takes in connection with registered securities. The Bank may refuse to accept any securities or other property the Bank deems inappropriate.

SECTION 9. The Trust represents and warrants that: (i) it has the legal right, power and authority to execute, deliver and perform this Agreement and to carry out all of the transactions contemplated hereby; (ii) it has obtained all necessary authorizations; (iii) the execution, delivery and performance of this Agreement and the carrying out of any of the transactions contemplated hereby will not be in conflict with, result in a breach of or constitute a default under any agreement or other instrument to which the Trust is a party or which is otherwise known to the Trust; (iv) it does not require the consent or approval of any governmental agency or instrumentality, except any such consents and approvals which the Trust has obtained; (v) the execution and delivery of this Agreement by the Trust will not violate any law, regulation, charter, by-law, order of any court or governmental agency or judgment applicable to the Trust; and (vi) all persons executing this Agreement on behalf of the Trust and carrying out the transactions contemplated hereby on behalf of the Trust are duly authorized to do so.

In the event any of the foregoing representations should become untrue, incorrect or misleading, the Trust agrees to notify the Bank immediately in writing thereof.

SECTION 10. The Bank represents and warrants that: (i) it has the legal right, power and authority to execute, deliver and perform this Agreement and to carry out all of the transactions contemplated hereby; (ii) it has obtained all necessary authorizations; (iii) the execution, delivery and performance of this Agreement and the carrying out of any of the transactions contemplated hereby will not be in conflict with, result in a breach of or constitute a default under any agreement or other instrument to which the Bank is a party or which is otherwise known to the Bank; (iv) it does not require the consent or approval of any governmental agency or instrumentality, except any such consents and approvals which the Bank has obtained; (v) the execution and delivery of this Agreement by the Bank will not violate any law, regulation, charter, by-law, order of any court or governmental agency or judgment applicable to the Bank; and (vi) all persons executing this Agreement on behalf of the Bank and carrying out the transactions contemplated hereby on behalf of the Bank are duly authorized to do so. In the event that any of the foregoing representations should become untrue, incorrect or misleading, the Bank agrees to notify the Trust immediately in writing thereof.

SECTION 11. All cash and Securities held by the Bank hereunder shall be kept with the care exercised as to the Bank's own similar property. The Bank may at

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

its option insure itself against loss from any cause but shall be under no obligation to insure for the benefit of the Trust.

SECTION 12. No liability of any kind shall be attached to or incurred by the Custodian by reason of its custody of the Trust's assets held by it from time to time under this Agreement, or otherwise by reason of its position as Custodian hereunder except only for its own negligence, bad faith, or willful misconduct in the performance of its duties as specifically set forth in the Custodian Agreement. Without limiting the generality of the foregoing sentence, the
Custodian:

          (a) may rely upon the advice of counsel for the Trust; and for any action taken or suffered in good faith based upon such advice or statements the Custodian shall not be liable to anyone;

          (b) shall not be liable for anything done or suffered to be done in good faith in accordance with any request or advice of, or based upon information furnished by, the Trust or its authorized officers or agents;

          (c) is authorized to accept a certificate of the Secretary or Assistant Secretary of the Trust, or Proper Instructions, to the effect that a resolution in the form submitted has been duly adopted by its Board of Trustees or by the Shareholders, as conclusive evidence that such resolution has been duly adopted and is in full force and effect; and

          (d) may rely and shall be protected in acting upon any signature, written (including telegraph or other mechanical) instructions, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document reasonably believed by it to be genuine and to have been signed, forwarded or presented by the purchaser, Trust or other proper party or parties.

SECTION 13. The Trust, its successors and assigns do hereby fully indemnify and hold harmless the Custodian its successors and assigns, from any and all loss, liability, claims, demand, actions, suits and expenses of any nature as the same may arise from the failure of the Trust to comply with any law, rule regulation or order of the United States, any state or any other jurisdiction, governmental authority, body, or board relating to the sale, registration, qualification of units of beneficial interest in the Trust, or from the failure of the Trust to perform any duty or obligation under this Agreement.

Upon written request of the Custodian, the Trust shall assume the entire defense of any claim subject to the foregoing indemnity, or the joint defense with the Custodian of such claim, as the Custodian shall request. The indemnities and defense provisions of this Section 13 shall indefinitely survive termination of this Agreement.

SECTION 14. This Agreement may be amended from time to time without notice to or approval of the Shareholders by a supplemental agreement executed by the Trust and the Bank and amending and supplementing this Agreement in the manner mutually agreed.

SECTION 15. Either the Trust or the Custodian may give ninety (90) days written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice. In case such notice of termination is given either by the Trust or by the Custodian, the Trustees of the Trust shall, by resolution duly adopted, promptly appoint a successor Custodian (the Successor Custodian) which Successor Custodian shall be a bank,

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

trust company, or a bank and trust company in good standing, with legal capacity to accept custody of the cash and Securities of a mutual fund. Upon receipt of written notice from the Trust of the appointment of such Successor Custodian and upon receipt of Proper Instructions, the Custodian shall deliver such cash and Securities as it may then be holding hereunder directly and only to the Successor Custodian. Unless or until a Successor Custodian has been appointed as above provided, the Custodian then acting shall continue to act as Custodian under this Agreement.

Every Successor Custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, powers, obligations and custody of its predecessor Custodian. The Custodian ceasing to act shall nevertheless, upon request of the Trust and the Successor Custodian and upon payment of its charges and disbursements, execute and instrument in form approved by its counsel transferring to the Successor Custodian all the predecessor Custodian's rights, duties, obligations and custody.

Subject to the provisions of Section 22 hereof, in case the Custodian shall consolidate with or merge into any other corporation, the corporation remaining after or resulting from such consolidation or merger shall ipso facto without the execution of filing of any papers or other documents, succeed to and be substituted for the Custodian with like effect as though originally named as such, provided, however, in every case that said Successor corporation maintains the qualifications set out in Section 17(f) of the Investment Company Act of 1940, as amended.

In addition to the termination rights set forth above, the Administrator has the right to terminate this Agreement as provided in the Master Agreement.

SECTION 16. This Agreement shall take effect when assets of the Trust are first delivered to the Custodian.

SECTION 17. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 18. A copy of the Declaration of Trust is on file with the Secretary of the State of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or Shareholders of the Trust individually, but binding only upon the assets and property of the Trust. No Fund of the Trust shall be liable for the obligations of any other Fund of the Trust.

SECTION 19. The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the Investment Company Act of 1940, as amended, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable Federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Trust.

Subject to security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian, the books and records of the Custodian pertaining to this Agreement shall be open to inspection and audit at any reasonable times by officers of, attorneys for, and auditors employed by, the Trust.

SECTION 20.  Any  sub-custodian appointed  hereunder  shall be  qualified  under
Section 17(f) of the 1940 Act and will perform its duties in accordance with the requirements of this Agreement.

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

SECTION 21. Nothing contained in this Agreement is intended to or shall require the Custodian in any capacity hereunder to perform any functions or duties on any holiday or other day of special observance on which the Custodian is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day the Custodian is open.

SECTION 22. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust, authorized or approved by a resolution of its Board of Trustees.

SECTION 23. All communications (other than Proper Instructions) which are to be furnished hereunder to either party, or under any amendment hereto, shall be sent by mail to the address listed below, provided that in the event that the Bank, in its sole discretion, shall determine that an emergency exists, the Bank may use such other means of communications as the Bank deems advisable.

           To the Trust:     Nottingham Investment Trust II
                             116 S. Franklin Street
                             Post Office Box 69
                             Rocky Mount, NC  27802
                             Attn: C. Frank Watson, III
                                   Secretary

           To the Bank:      First Union National Bank
                             Institutional Custody Group-PA4942
                             123 S. Broad Street
                             Philadelphia, PA 19109

SECTION 24. This Agreement, and any amendments hereto, shall be governed, construed and interpreted in accordance with the laws of The Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within such Commonwealth.

SECTION 25. If Custodian in its sole discretion advances funds in any currency hereunder or if there shall arise for whatever reason an overdraft in an Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if Customer is for any other reason indebted to Custodian, Customer agrees to repay Custodian on demand the amount of the advance, overdraft or indebtedness plus accrued interest at a rate Custodian ordinarily charges to its institutional custody customers in the relevant currency.

To secure repayment of Customer's and each third party's obligations to Custodian hereunder, Customer hereby pledges and grants to Custodian a continuing lien and security interest in, and right of set off against, all of Customer's right, title and interest in and to (a) all Accounts in Customer's name and the securities, money and other property now or hereafter held in such Accounts (including proceeds thereof), (b) each Account in respect of which or for whose benefit the advance, overdraft or indebtedness relates and the securities, money and other property now or hereafter held in such Account (including proceeds thereof), and (c) any other property at any time Custodian holds for the account of Customer. In this regard, Custodian shall be entitled to all the rights and remedies of a pledge and secured creditor under applicable laws, rules or regulations then in effect.

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


IN WITNESS WHEREOF, the Trust and the Custodian have caused this Agreement to be signed by their respective officers as of the day and year first above written.


NOTTINGHAM INVESTMENT TRUST II


By: /s/Jack E. Brinson


Name:  Jack E. Brinson
Title: Chairman



FIRST UNION NATIONAL BANK


By: /s/Ellen C. Krause

Name:  Ellen C. Krause
Title: Vice President


















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                                   SCHEDULE 1


This Agreement shall apply to all series of the Trust except EARNEST Partners Fixed Income Trust. Notwithstanding the foregoing, the Trust and the Custodian acknowledge and agree that the Mutual Fund Global Custody Agreement dated June 19, 2001, as amended, between The Brown Capital Management International Equity Fund and First Union National Bank, remains in full force and effect.
































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